Exhibit 5.1

12670 High Bluff Drive San Diego, California 92130 Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

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File No. 027564-0005

May 8, 2026
Galaxy Digital Inc.
300 Vesey Street
New York, New York 10282
Re:      Registration Statement on Form S-3; 265,061,636 Shares of Class A Common Stock, Par Value $0.001 Per Share
To the addressee set forth above:
We have acted as special counsel to Galaxy Digital Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling securityholders named in the Registration Statement (as defined below) of up to 265,061,636 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) consisting of (i) 213,112,343 shares of Class A common stock (the “LP Shares”) issuable upon redemption or exchange of an equivalent number of limited partnership units (the “LP Units”) of Galaxy Digital Holdings LP (“GDH LP”), (ii) up to 2,750,000 shares of Class A common stock (the “Issued Shares”), (iii) up to 16,562,570 shares of Class A common stock (the “3.00% Note Shares”) issuable upon exchange of the 3.00% Exchangeable Senior Notes due 2026 issued by GDH LP (the “2026 Exchangeable Notes”), (iv) up to 12,637,494 shares of Class A common stock (the “2.500% Note Shares”) issuable upon the exchange of the 2.500% Exchangeable Senior Notes due 2029 issued by GDH LP (the “2029 Exchangeable Notes”), (v) up to 12,777,778 shares of private placement Class A common stock (the “Private Placement Shares” and together with the Issued Shares, the “Resale S-3 Shares”) and (vi) up to 7,221,451 shares of Class A common stock (the “0.50% Note Shares” and together with the LP Shares, the 3.00% Note Shares and the 2.500% Note Shares, the “Exchange Shares”) issuable upon the exchange of the 0.50% Exchangeable Senior Notes due 2031 issued by GDH LP (the “2031 Exchangeable Notes” and, together with the 2026 Exchangeable Notes and the 2029 Exchangeable Notes, the “Exchangeable Notes”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 8, 2026 (the “Registration Statement”).

May 8, 2026 Page 2
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
1.The issuance of the Resale S-3 Shares has been duly authorized by all necessary corporate action of the Company, and the Resale S-3 Shares are validly issued, fully paid and non-assessable.
2.When the Exchange Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holder thereof, and have been issued by the Company upon conversion of the LP Units and the Exchangeable Notes in the circumstances contemplated by the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), the issuance of the Exchange Shares will have been duly authorized by all necessary corporate action of the Company and the Exchange Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the Exchange Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus contained therein under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Sincerely,

/s/ Latham & Watkins LLP